                                  EXHIBIT 99.1

For More Information:

Investor contact: Barbara Bolens 414-438-6940
Media contact: Carole Herbstreit 414-438-6882

FOR IMMEDIATE RELEASE

BRADY REPORTS RECORD THIRD-QUARTER SALES AND EARNINGS IN FISCAL 2006.

MILWAUKEE (May 17, 2006)--Brady Corporation (NYSE: BRC), a world leader in identification solutions, today announced record sales and earnings for its fiscal 2006 third quarter ended April 30, 2006.

     Sales for the quarter were $266.5 million, up 27 percent compared to sales of $209.8 million in the third quarter last year. Base sales were up 12 percent over the prior year, acquisitions contributed 17 percent to sales growth, and currency exchange reduced sales by 2 percent.

     Net income for the quarter was up 21.2 percent to $30.2 million compared to $25.0 million in the same quarter last year. Earnings per diluted Class A Common Share were $0.61, up from $0.50 per share in the fiscal 2005 third quarter.

     Sales for the nine months ended April 30, 2006, rose 20 percent to $730.1 million compared to $606.4 million in the same period last year. Net income for the nine-month period was $81.7 million, up 24 percent compared to $65.9 million in the prior year. Nine-month earnings per share were $1.64 compared to $1.32 per share in the period last year.

     "We are particularly pleased to see healthy organic growth in all regions. Both the Americas and Europe had solid core growth of 6 percent in the third quarter, while the Asia/Pacific region continues to experience more rapid growth with core business up 49 percent in the third quarter," said Brady President and Chief Executive Officer Frank M. Jaehnert.

     Brady Chief Financial Officer David Mathieson said, "We are increasing our guidance for our fiscal year ending July 31, 2006 to net income of between $103 to $104 million or $2.06 to $2.08 per share, from previously stated guidance of between $100 to $103 million or $2.00 to $2.06 per share. We are also increasing our sales guidance for fiscal 2006 to between $985 million to $995 million, from previously stated guidance of between $980 and $990 million in sales. This guidance does not include results from Tradex Converting AB and Daewon Industry Corp., as these previously announced acquisitions have not yet closed."

     A webcast of a conference call regarding the company's fiscal 2006 third quarter results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Time today.

     Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 300,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs about 5,500 people in operations in the United States, Europe, Asia/Pacific, Latin America and Canada. Brady's fiscal 2005 sales were approximately $816 million. More information is available on the Internet at www.bradycorp.com.

                                       ###

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 - that is, statements related to future, not past events. In this context forward-looking statements often address our expected future business and financial performance, and often contain certain words such as "expect, anticipate, intend, plan, believe, seek, will, or may." Forward-looking statements by their nature address matters that are, to different degrees uncertain. For us, uncertainties arise from future financial performance of major markets we serve which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; future integration of and performance of acquired businesses; fluctuations in currency rates versus the US dollar; technology changes; interruptions to sources of supply; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature and those identified in reports we file with the SEC. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Information by regional segment for the three and nine months ended April 30, 2006 and 2005 is as follows:

                                                                                    Corporate and
                                       Americas    Europe      Asia     Subtotals    Eliminations     Total
                                       --------   --------   --------   ---------   -------------   --------
(in Thousands)
SALES TO EXTERNAL CUSTOMERS
Three months ended:
   April 30, 2006                      $137,438   $ 80,420   $ 48,636    $266,494            --      $266,494
   April 30, 2005                       109,058     71,452     29,256     209,766            --       209,766
Nine months ended:
   April 30, 2006                      $363,446   $230,466   $136,191    $730,103            --      $730,103
   April 30, 2005                       309,762    206,865     89,774     606,401            --       606,401

SALES GROWTH INFORMATION
Three months ended April 30, 2006:
   Base                                     5.8%       6.0%      48.9%       11.8%           --          11.8%
   Currency                                 1.4%      -8.4%       0.3%       -2.1%           --          -2.1%
   Acquisitions                            18.8%      15.0%      17.1%       17.3%           --          17.3%
      Total                                26.0%      12.6%      66.3%       27.0%           --          27.0%
Nine months ended April 30, 2006:
   Base                                     4.9%       3.1%      40.0%        9.5%           --           9.5%
   Currency                                 1.5%      -6.5%       1.0%       -1.3%           --          -1.3%
   Acquisitions                            10.9%      14.8%      10.7%       12.2%           --          12.2%
      Total                                17.3%      11.4%      51.7%       20.4%           --          20.4%

SEGMENT PROFIT (LOSS)
Three months ended:
   April 30, 2006                      $ 35,026   $ 21,304   $ 12,397    $ 68,727       ($2,724)     $ 66,003
   April 30, 2005                        28,155     21,563      7,778      57,496          (905)       56,591
      Percentage increase (decrease)       24.4%      -1.2%      59.4%       19.5%        201.0%         16.6%

Nine months ended:
   April 30, 2006                      $ 92,188   $ 62,071   $ 37,124    $191,383       ($7,741)     $183,642
   April 30, 2005                        73,966     61,296     25,397     160,659        (2,915)      157,744
      Percentage increase                  24.6%       1.3%      46.2%       19.1%        165.6%         16.4%

NET INCOME RECONCILIATION (in thousands)

                                        Three months ended:      Nine months ended:
                                       ---------------------   ---------------------
                                       April 30,   April 30,   April 30,   April 30,
                                          2006        2005        2006        2005
                                       ---------   ---------   ---------   ---------
Total profit for reportable segments   $ 68,727    $ 57,496    $191,383    $160,659
Corporate and eliminations               (2,724)       (905)     (7,741)     (2,915)
Unallocated amounts:
   Administrative costs                 (20,947)    (19,288)    (61,885)    (55,526)
   Interest - net                        (3,784)     (1,826)     (7,694)     (5,472)
   Foreign exchange                       1,574        (211)      1,635          35
   Other                                   (837)     (1,788)     (2,228)     (3,976)
                                       --------    --------    --------    --------
Income before income taxes               42,009      33,478     113,470      92,805
Income taxes                            (11,763)     (8,522)    (31,772)    (26,913)
                                       --------    --------    --------    --------
      Net income                       $ 30,246    $ 24,956    $ 81,698    $ 65,892
                                       ========    ========    ========    ========

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

                                                              Fiscal 2005
                                      -----------------------------------------------------------
                                                                    9 Months
                                         Q1        Q2        Q3        YTD        Q4       Total
                                      -------   -------   -------   --------   -------   --------
EBITDA (1)
   Net income                         $20,357   $20,579   $24,956   $ 65,892   $16,055   $ 81,947
      Interest expense                  2,139     2,037     2,101      6,277     2,126      8,403
      Income taxes                      9,580     8,811     8,522     26,913     6,558     33,471
      Depreciation and amortization     6,775     6,478     6,738     19,991     6,831     26,822
                                      -------   -------   -------   --------   -------   --------
   EBITDA (non-GAAP measure)          $38,851   $37,905   $42,317   $119,073   $31,570   $150,643

                                                            Fiscal 2006
                                      -------------------------------------------------------
                                                                    9 Months
                                         Q1        Q2        Q3        YTD      Q4     Total
                                      -------   -------   -------   --------   ---   --------
EBITDA (1)
   Net income                         $30,198   $21,254   $30,246   $ 81,698         $ 81,698
      Interest expense                  1,989     2,435     4,496      8,920            8,920
      Income taxes                     12,334     7,675    11,763     31,772           31,772
      Depreciation and amortization     7,360     7,194     9,419     23,973           23,973
                                      -------   -------   -------   --------   ---   --------
   EBITDA (non-GAAP measure)          $51,881   $38,558   $55,924   $146,363   $--   $146,363

(1) Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

                                                                         (Unaudited)
                                             -------------------------------------------------------------------
                                               Three Months Ended April 30,        Nine Months Ended April 30,
                                             --------------------------------   --------------------------------
                                                                   Percentage                         Percentage
                                               2006       2005       Change       2006       2005       Change
                                             --------   --------   ----------   --------   --------   ----------
Net sales                                    $266,494   $209,766       27.0%    $730,103   $606,401      20.4%
Cost of products sold                         125,739     95,898       31.1%     348,252    282,052      23.5%
                                             --------   --------                --------   --------
   Gross margin                               140,755    113,868       23.6%     381,851    324,349      17.7%
Operating expenses:
   Research and development                     7,314      5,941       23.1%      20,677     17,744      16.5%
   Selling, general and administrative         89,215     72,384       23.3%     241,543    208,335      15.9%
                                             --------   --------                --------   --------
Total operating expenses                       96,529     78,325       23.2%     262,220    226,079      16.0%

Operating income                               44,226     35,543       24.4%     119,631     98,270      21.7%

Other income and (expense):
   Investment and other income                  2,279         36     6230.6%       2,759        812     239.8%
   Interest expense                            (4,496)    (2,101)     114.0%      (8,920)    (6,277)     42.1%
                                             --------   --------                --------   --------
Income before income taxes                     42,009     33,478       25.5%     113,470     92,805      22.3%
Income taxes                                   11,763      8,522       38.0%      31,772     26,913      18.1%
                                             --------   --------                --------   --------
Net income                                   $ 30,246   $ 24,956       21.2%    $ 81,698   $ 65,892      24.0%
                                             ========   ========                ========   ========

Per Class A Nonvoting Common Share:
   Basic net income                          $   0.62   $   0.51       21.6%    $   1.67   $   1.35      23.7%
   Diluted net income                        $   0.61   $   0.50       22.0%    $   1.64   $   1.32      24.2%
   Dividends                                 $   0.13   $   0.11       18.2%    $   0.39   $   0.33      18.2%

Per Class B Voting Common Share:
   Basic net income                          $   0.62   $   0.51       21.6%    $   1.65   $   1.33      24.1%
   Diluted net income                        $   0.61   $   0.50       22.0%    $   1.62   $   1.31      23.7%
   Dividends                                 $   0.13   $   0.11       18.2%    $   0.37   $   0.31      19.4%

Weighted average common shares outstanding
   (in Thousands):
Basic                                          48,923     49,177                  49,039     48,872
Diluted                                        49,833     50,192                  49,962     49,754

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

                                                                                         (Unaudited)
                                                                               ------------------------------
                                                                               APRIL 30, 2006   JULY 31, 2005
                                                                               --------------   -------------
                                   ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                     $   90,314        $ 72,970
   Short term investments                                                            30,000           7,100
   Accounts receivable, less allowance for losses ($5,309 and                       166,962         123,453
      $3,726, respectively)
   Inventories:
      Finished Products                                                              53,100          38,827
      Work-in-process                                                                 8,889           9,681
      Raw materials and supplies                                                     31,863          22,227
                                                                                 ----------        --------
         Total inventories                                                           93,852          70,735
   Prepaid expenses and other current assets                                         37,402          28,114
                                                                                 ----------        --------
      TOTAL CURRENT ASSETS                                                          418,530         302,372
OTHER ASSETS:
   Goodwill                                                                         452,748         332,369
   Other Intangible assets, net                                                      95,189          71,647
   Deferred Income Taxes                                                             40,302          39,043
   Other                                                                              9,145           6,305
                                                                                 ----------        --------
      TOTAL OTHER ASSETS                                                            597,384         449,364
PROPERTY, PLANT AND EQUIPMENT:
   Cost:
      Land                                                                            6,553           6,388
      Buildings and improvements                                                     73,606          65,007
      Machinery and equipment                                                       175,205         157,093
      Construction in progress                                                       10,424           6,510
                                                                                 ----------        --------
                                                                                    265,788         234,998
   Less accumulated depreciation                                                    150,251         136,587
                                                                                 ----------        --------
      NET PROPERTY, PLANT AND EQUIPMENT                                             115,537          98,411
                                                                                 ----------        --------
TOTAL                                                                            $1,131,451        $850,147
                                                                                 ==========        ========

                  LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES:
   Accounts payable                                                              $   60,790        $ 52,696
   Wages and amounts withheld from employees                                         46,361          49,620
   Taxes, other than income taxes                                                     6,443           4,815
   Accrued income taxes                                                              23,205          24,028
   Other current liabilities                                                         32,713          29,649
   Short-term borrowings and current maturities on long-term debt                       126               4
                                                                                 ----------        --------
      TOTAL CURRENT LIABILITIES                                                     169,638         160,812
LONG-TERM OBLIGATIONS, LESS CURRENT MATURITIES                                      350,187         150,026
OTHER LIABILITIES                                                                    56,377          42,035
                                                                                 ----------        --------
      TOTAL LIABILITIES                                                             576,202         352,873

STOCKHOLDERS' INVESTMENT:
Common stock:
   Class A nonvoting common stock - Issued 45,881,743 and 45,877,543 shares, respectively and outstanding 45,462,077 and 45,792,199 shares,
      respectively                                                                      459             458
   Class B voting common stock - Issued and outstanding, 3,538,628 shares                35              35
   Additional paid-in capital                                                       101,242          99,029
   Income retained in the business                                                  445,508         382,880
   Treasury Stock - 419,666 and 85,344 shares, respectively of Class A
      nonvoting common stock, at cost                                               (15,341)         (1,575)
   Accumulated other comprehensive income                                            25,198          17,497
   Other                                                                             (1,852)         (1,050)
                                                                                 ----------        --------
      TOTAL STOCKHOLDERS' INVESTMENT                                                555,249         497,274
                                                                                 ----------        --------
TOTAL                                                                            $1,131,451        $850,147
                                                                                 ==========        ========

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

                                                                    (Unaudited)
                                                                 Nine Months Ended
                                                                     April 30
                                                               --------------------
                                                                  2006       2005
                                                               ---------   --------
Operating activities:
Net income                                                     $  81,698   $ 65,892
Adjustments to reconcile net income to net cash provided by
   operating activities:
   Depreciation and amortization                                  23,973     19,991
   Gain on Foreign Currency Contract                              (1,517)
   Income tax benefit from the exercise of stock options              --      4,747
   Deferred Income taxes                                           2,397     (2,354)
   Loss on sale or disposal of property, plant & equipment           188        599
   Provision for losses on accounts receivable                     1,102        980
   Non-cash portion of stock-based compensation expense            4,275      3,101
   Changes in operating assets and liabilities (net of
      effects of business acquisitions):
      Accounts receivable                                        (25,570)    (5,099)
      Inventories                                                (14,123)    (8,423)
      Prepaid expenses and other assets                           (8,501)      (979)
      Accounts payable and accrued liabilities                    (3,748)   (10,056)
      Income taxes                                                (1,657)    10,107
      Other liabilities                                            4,813      3,491
                                                               ---------   --------
         Net cash provided by operating activities                63,330     81,997

Investing activities:
   Acquisition of businesses, net of cash acquired              (155,283)   (49,397)
   Purchases of short-term investments                           (33,800)   (34,000)
   Sales of short-term investments                                10,900     22,950
   Purchases of property, plant and equipment                    (26,291)   (14,411)
   Purchase of Foreign Currency Contract                          (2,134)        --
   Proceeds from sale of property, plant and equipment               (51)       288
   Other                                                          (1,907)    (1,188)
                                                               ---------   --------
         Net cash used in investing activities                  (208,566)   (75,758)

Financing activities:
   Payment of dividends                                          (19,070)   (15,885)
   Proceeds from issuance of common stock                          6,960     14,635
   Principal payments on debt                                       (721)   (83,046)
   Net proceeds from issuance of debt                            200,000     83,000
   Purchase of treasury stock                                    (27,299)        --
   Income tax benefit from the exercise of stock options           3,707         --
                                                               ---------   --------
         Net cash provided by (used in) financing activities     163,577     (1,296)
Effect of exchange rate changes on cash                             (997)      (760)
Net increase in cash and cash equivalents                         17,344      4,183
Cash and cash equivalents, beginning of period                    72,970     68,788
                                                               ---------   --------
Cash and cash equivalents, end of period                       $  90,314   $ 72,971
                                                               =========   ========

Supplemental disclosures:
Cash paid during the period for:
   Interest, net of capitalized interest                       $   4,572   $  4,051
   Income taxes, net of refunds                                   30,844     12,982
Acquisitions:
   Fair value of asset acquired, net of cash                   $  62,129   $ 35,971
   Liabilities assumed                                           (17,289)   (18,212)
   Goodwill                                                      110,443     31,638
                                                               ---------   --------
            Net cash paid for acquisitions                     $ 155,283   $ 49,397
                                                               =========   ========